                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-3) pertaining to the registration of 306,513 shares of common stock of Sterling Software, Inc. and to the incorporation by reference therein of our report dated November 15, 1993, with respect to the consolidated financial statements and schedules of Sterling Software, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1993, filed with the Securities and Exchange Commission.


Dallas, Texas

November 4, 1994

                                                    /s/ Ernst & Young LLP

                                                        Ernst & Young LLP